EXHIBIT 99.1

JLL Income Property Trust™

Quarterly Report for the period ended June 30, 2015

EXECUTIVE SUMMARY

In the second quarter 2015, JLL Income Property Trust:

- Paid net of fees quarterly distributions of $0.11218 on Class M shares, $0.09557 on Class A shares, $0.11883 on Class M-I shares and $0.11221 on Class A-I shares[1];
- Maintained portfolio occupancy at 98%;
- Realized 1.13% share appreciation resulting primarily from net increases in underlying property values;
- Achieved net Q2 returns of 2.18% on Class M shares, 2.02% on Class A shares, 2.24% on Class M-I shares and 2.18% on Class A-I shares; and
- Raised $76 million in new capital.

Returns Summary[2]

	Class M	Class A	Class M-I	Class A-I
Q2 Return (Gross)	2.25%	2.25%	2.25%	2.25%
Q2 Return (Net)	2.18%	2.02%	2.24%	2.18%
2015 YTD Return (Gross)	4.38%	4.38%	4.38%	4.38%
2015 YTD Return (Net)	4.13%	3.80%	4.36%	4.23%
Since Inception Return (Gross)	7.22%	7.22%	9.16%	9.16%
Since Inception Return (Net)	6.79%	6.19%	9.11%	8.82%

Distribution Summary

Q2 Distribution per Share (Net)	$0.11218	$0.09557	$0.11883	$0.11221
YTD Distribution per Share (Net)	$0.22427	$0.19004	$0.23818	$0.22444

NAV

NAV per Share[3] (on 6/30/15)	$10.78	$10.76	$10.79	$10.79

[1] Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds. To date, cumulative distributions have been funded by cash flow from operations. Distribution payments are not guaranteed and may be modified at the Company's discretion.

[2] Past performance is no guarantee of future results. Return represents the compound rate of return for each period assuming reinvestment of all distributions. Returns for periods greater than one year are annualized. Net returns shown in the table are net of Company expenses, advisory fees and share class specific fees. Gross returns shown in the table are net of Company expenses and advisory fees.

[3] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

Portfolio Summary

Total Assets (at fair value)[4]	$1 billion
Net Asset Value (NAV)	$629 million
Company Leverage Ratio	40%
Number of Properties	28
Total Commercial Square Feet, Units and Parking Stalls	5.4 million sq. ft., 1,201 units & 706 stalls
Geographic Diversification	10 States and Canada
Portfolio Occupancy	98%
Average Remaining Lease Term[5]	6.6 years
Investment Strategy	Diversified - Core
Inception Date[6]	October 1, 2012
Tax Reporting	1099-DIV
Minimum Initial Investment	$10,000

[4] Total assets at fair value are reported at pro-rata share for properties with joint ownership.

[5] Average remaining lease term excludes apartment properties as these leases are generally one year in term.

[6] The initial offering went effective on October 1, 2012 at an offering price of $10.00 per share.

Unless otherwise noted, portfolio data as of 6/30/2015

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at March 31, 2015 to 4.4% as of June 30, 2015, due to low fixed rate financing on new acquisitions. Generally, using moderate leverage is a strategic way to extend our investment capacity and further diversify our portfolio. We plan on maintaining a 30-50% Company leverage ratio range during 2015, which will ensure our balance sheet is healthy while allowing us to take advantage of the current low interest rate environment. During the quarter we extended and expanded our revolving line of credit with Bank of America. The new facility has a two- year term with a one-year extension at our option, including an accordion feature allowing us to expand the available balance from $40 million to $75 million. The expanded credit facility will provide us with greater strategic flexibility to accelerate acquisitions, provide working capital and address general corporate obligations. Occupancy Enhancing the operational performance of our properties continues to be one of the key priorities of our asset management team. At quarter end, our total portfolio occupancy was stable at 98% and increased 1% from the prior year. Our segment occupancies compare well with national averages of 96% for apartments, 90% for industrial, 87% for office and 94% for retail. 2 Quarterly Report | June 30, 2015 Distributions On February 6, May 1, and August 7, we paid gross distributions of $0.12 per share related to the fourth quarter of 2014, as well as the first and second quarters of 2015. Our current quarterly distribution provides an annualized distribution to our stockholders of 48 cents per share. For the rolling four quarters ending with Q2 2015, our FFO to dividends paid coverage was 120% and our AFFO to dividends paid coverage was 116%. On August 6, 2015, our board of directors approved a gross distribution for the third quarter of 2015 of $0.12 per share to stockholders of record as of September 29, 2015, payable on or around November 6, 2015. Gross distributions will be reduced by share class specific fees. Share Value The NAV of our Class M, Class A, Class M-I and Class A-I shares as of June 30 was between $10.76 and $10.79 per share. We generally see an upward trend in our NAV throughout the quarter as we accrue our portfolio income, and thensee a reduction in our NAV for the accrual of the dividend payment once we reach our record date. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. Our daily share values are posted on our website (www.jllipt.com) and are available via our stockholder services customer support line at 855.652.0277. Investment Returns The combination of share appreciation and distributions for the quarter ended June 30, 2015, generated a net total return of 2.18% and 2.03% for Class M and A shares, respectively. The total return was comprised of a cash return of 1.03% and 0.88% and an appreciation return of 1.13% and 1.13% for Class M and Class A shares, respectively. PORTFOLIO UPDATE In the second quarter we continued to add value to our portfolio through active asset management. Particularly noteworthy accomplishments include closing on three new acquisitions and declaring our fifteenth consecutive quarterly dividend. Shortly after quarter end we successfully acquired another property, bringing our rentable square footage to over 7 million. Leasing Activity Our weighted average lease duration at June 30, 2015 was 6.6 years, down from 7.4 years in the prior quarter. Maintaining an average lease duration between 5.0 and 10.0 ensures portfolio stability as tenant lease terms and related income streams remain consistent over an extended period. Financing Activity Disposing of higher loan-to-value investments, extinguishing near term and often times higher rate debt, and acquiring new properties with low leverage has allowed us to achieve a Company loan-to-value ratio of 40%. Our weighted average interest rate on our outstanding loans has decreased from 4.6% COMPANY UPDATE Acquisition Date May 2015 Square Feet 89,000 Purchase Price $43,750,000 Interest Rate 3.31% Term 10 Years Loan to Value 50% Skokie Commons Retail - Skokie (Chicago), IL A new retail property in an infill location that is 97% leased, anchored by Mariano’s, a leading specialty grocer. Strong national tenants such as Starbucks and Bank of America will enhance stability. Acquisition Date May 2015 Number of Units 398 Purchase Price $48,000,000 Interest Rate 3.25% Term 5 Years Loan to Value 60% Townlake of Coppell Apartment - Coppell (Dallas), TX A historically well-occupied property with a desirable school district and close proximity to DFW airport, high- end retail shopping, and downtown Dallas. Purchased in a 90/10 joint venture with Balfour Beatty. Acquisition Date April 2015 Square Feet 643,000 Purchase Price $44,300,000 Interest Rate 3.23% Term 10 Years Loan to Value 40% DFW Distribution Ctr. Industrial - Grapevine (Dallas), TX A two-building, 100% leased portfolio near Dallas/Fort Worth International Airport, the 4th busiest airport in the world. Multi-tenant, Class A buildings with a good mix of lease durations from 2 to 6 years. Acquisition Activity For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

JLL
Income Property Trust™

Looking at each operating segment, our apartment occupancy remained stable at 96% for the quarter, an increase of 3% from the prior year. Our industrial occupancy remained unchanged at 100% for the quarter, the thirteenth consecutive quarter of full occupancy for this property type. Our overall office occupancy decreased by 3% for the quarter to 93% due to tenant vacancy at 111 Sutter Street dropping its occupancy to 85%; however, current leasing activity should bring the occupancy up to 93% by the end of Q3. Our retail occupancy was stable at 96% and increased 3% from last year, primarily due to the sale of a non-grocery anchored property in 2014.

Disposition Strategy

We had no dispositions in the second quarter and we anticipate holding most of our properties for an extended period. We may determine to sell a property before the end of its anticipated hold period due to changes in its value to the portfolio. We continually monitor each investment within the portfolio, and the overall portfolio composition, for appropriateness in meeting our investment objectives.

PORTFOLIO DIVERSIFICATION (BY VALUATION)

By Property Type


17%
Apartment
26%
Industrial
24%
Retail
29%
Office
4%
Other


38%
South
14%
Midwest
28%
West
3%
International
17%
East

3Q Activities to Date

On August 6, 2015, our board of directors approved a gross distribution for the third quarter of 2015 of $0.12 per share to stockholders of record as of September 29, 2015, payable on or around November 6, 2015.

On July 30, 2015, we acquired AQ Rittenhouse, a newly constructed, 110 unit,12-story conventional apartment building located in Philadelphia, Pennsylvania, for approximately $51 million using cash on hand. In August we obtained a mortgage loan at an approximate 50% loan-to-value on this investment. The property is located in the trendy Rittenhouse Square neighborhood that has become a Millennial magnet in recent years. It is in its lease-up phase and features a rooftop tenant lounge with unobstructed views of the city skyline. This investment continues to rebuild our allocation to Apartments and increases our exposure to the Eastern United States.

Outlook

Overall, we are extremely pleased with our second quarter accomplishments. We now own 29 different properties in our portfolio, comprised of 11 industrial warehouses, 5 grocery-anchored retail centers, 6 office buildings, 5 apartment complexes and 2 parking garages. Over the last two years we have sold 21 different properties, all at arms-length market determined pricing and all of which closed within 1% of our most recent independent appraised value. We believe those sales speak volumes to the credibility of our valuation methodologies and ultimately should translate to confidence in our daily NAV. We will continue to build on our second quarter momentum as market conditions continue to present us with opportunities to execute on our strategic goals.

We will strive to continue to offer our investors stable distribution payments fully covered by cash flow from operations at one of the highest distribution coverage ratios in the non-listed REIT industry.

Lastly, we remain the preferred daily NAV core real estate offering in the marketplace, attracting nearly as much capital as all of our competitors combined. We have also significantly expanded our distribution partnerships, which now span ten different wealth management platforms representing wirehouses, private trust banks, RIAs and major national independent broker dealers.

Positive forecasts for the U.S. economy and U.S. real estate, including continued job growth, low interest rates, active capital markets, lowering vacancy rates and minimal new construction, give us much to look forward to for the remainder of 2015 as we continue to actively manage our portfolio of diversified core properties to provide attractive income returns to our stockholders.

LaSalle
INVESTMENT MANAGEMENT®

CONTACT

We strive to keep you well informed regarding JLL Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jllipt@lasalle.com.

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4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited data and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. Strategies undertaken by the Company are not intended to track any index and information on indices is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2015 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle. ARLYR7GX